UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

April 8, 2009

Date of Report (date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(exact name of registrant as specified in its charter)

Pennsylvania	Commission File Number	25-1435979
(state or other jurisdiction of incorporation or organization)	001-09718	(I.R.S. Employer Identification Number)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e).

New Annual Potential Award Payout Schedule for Previously Granted 2007 and 2008 Incentive Performance Units Solely to Reflect Increase in Size of Peer Group

Currently, certain of our executives, including all of the “Named Executive Officers” listed in our proxy statement for our 2009 annual meeting of shareholders, have incentive performance units granted in 2007 and 2008. Each of these grants has a three-year performance period.

As described in more detail in our proxy statement, for an executive to receive payment under these long-term grants, PNC must achieve certain performance goals over the performance period. For each of the three years, we compare our earnings per share growth and our return on average common shareholders’ equity to our peer group, with the potential amount payable dependent on our ranking in the peer group for each metric in each year. The Board’s Personnel and Compensation Committee sets the peer group annually.

The Committee approved the same peer group of 11 companies for 2007 and 2008. On February 12, 2009, the Committee modified the peer group going forward to reflect the dramatic reshaping of our industry and PNC’s significant growth. The 2009 peer group contains 13 companies.

At a meeting held on April 8, 2009, the Committee approved a new schedule for 2009 to be used in calculating performance under the 2007 and 2008 incentive performance unit grants. This schedule will be used for the third and final year of the performance period for the 2007 grants and for the second year of the performance period for the 2008 grants.

The Committee approved these changes in light of the new peer group composition. By increasing the peer group to 13 companies, the net gain of two peers alters the median peer position (from #6 to #7) and requires an adjustment to the sliding scale of potential payout percentages.

The Committee approved the 2009 Schedule below. The Schedule used for performance in 2007 and 2008 is provided for comparison.

	2007 and 2008 Schedule			2009 Schedule
	Ranking	Payout		Ranking	Payout
Maximum	1	200%	Maximum	1	200%
	2	180%		2	183%
	3	160%		3	167%
	4	140%		4	150%
	5	120%		5	133%
				6	117%
Median	6	100%	Median	7	100%

	7	80%		8	80%
	8	60%		9	60%
	9	40%		10	40%
				11	0%
	10	0%		12	0%
Minimum	11	0%	Minimum	13	0%

The Committee believed that median performance should remain at 100% and that the payout for performance above the median should continue to increase evenly. The Committee also believed that payout for performance below the median should decrease in 20% increments. To reflect the larger peer group, the Committee also approved an additional 0% payout percentage.

Consistent with the design of this compensation program and the approach taken with respect to prior years, the Committee agreed that the 2009 Schedule would also interpolate results to arrive at a final annual potential payout percentage for EPS growth or ROCE. In other words, the final percentage will depend on our performance relative to the peers ranked immediately above and below us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)

Date: April 14, 2009	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

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